Exhibit 99

Cue Biopharma Produces Immuno-STATTM Biologic Candidate for Treatment of Autoimmune Disease Under Collaboration and License Agreement with Merck

CAMBRIDGE, MA, July. 12, 2018 – Cue Biopharma, Inc., an immunotherapy company developing a novel, proprietary class of biologics engineered to selectively modulate the human immune system to treat cancer and autoimmune diseases, today announced progress in its ongoing strategic collaboration with Merck (known as MSD outside of the United States and Canada) to develop Immuno-STATs™ for treating particular autoimmune diseases.

Cue Biopharma has generated the first collaborative Immuno-STAT™ against an autoimmune disease target, establishing the end-date of Merck’s exclusivity period on Immuno-STATs™ in all areas of autoimmune disease (referred to as AI-STATs™) as no later than December 14, 2019. After the end-date, Cue Biopharma will work exclusively with Merck to continue to develop product candidates targeting certain autoimmune disease indications specified under the agreement.

“This collaboration underscores the potential of our T cell modulatory platform for targeting autoimmune diseases in an antigen-specific manner,” said Anish Suri, Ph.D., and Chief Scientific Officer of Cue Biopharma. “We are targeting autoimmune diseases using two distinct mechanisms: (1) by delivery of inhibitory signals specifically to the disease-relevant autoreactive T cell compartment and; (2) by induction and expansion of regulatory T cells (Tregs), which subsequently may modulate a broad repertoire of self-reactive T cells. This is an accomplishment for the company as we progress our novel biologics platform and demonstrates our ability to design and produce potentially immuno-modulating biologic candidates.”

“We are very pleased with our progress to date and continue working closely with Merck towards the further development of our promising platform to realize the full potential of selective T cell modulation in the treatment of debilitating autoimmune diseases,” said Daniel Passeri, M.Sc., J.D., President and Chief Executive Officer of Cue Biopharma.

This is pursuant to a collaboration with Merck announced in November, 2017.

About Cue Biopharma

Cue Biopharma is an innovative immunotherapy company developing a novel, proprietary class of injectable biologics engineered to selectively modulate the human immune system to treat a broad range of cancers, chronic infectious diseases and autoimmune disorders. We design biologics to engage and modulate the activity of disease-associated T cells in the patient’s body, with the goal of offering significant therapeutic benefits while potentially minimizing or eliminating unwanted side effects.

We believe our selective biologics allow us to target antigen-specific T cell populations in a variety of indications using a peptide – MHC complex for delivering T cell modulating effectors, such as IL-2. Once a biologic has been optimized, our approach offers the potential for readily exchanging peptides to target different T cell populations and indications using previously-validated drug frameworks developed from the Immuno-STATTM platform. This flexibility could truncate the drug selection and development process, moving effective therapeutics from discovery to clinical validation more rapidly and cost-efficiently than current industry standard timelines and costs.

Headquartered in Cambridge, MA, we are led by an experienced management team and scientific and clinical advisory board (SAB/CAB) with deep expertise in the design and clinical development of protein biologics, immunology and immuno-oncology.

For more information, visit www.cuebio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding anticipated results of our drug development efforts, including study results, our expectations regarding regulatory developments and expected future operating results. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our limited operating history, limited cash and a history of losses; our ability to achieve profitability; our ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for our product candidates and the breadth of any approved indication; negative or inconclusive results from our clinical studies or serious and unexpected drug-related side effects or other safety issues experienced by participants in our clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; our reliance on licensors, collaborations and strategic alliances; our ability to obtain adequate financing to fund our business operations in the future; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

John Woolford

Westwicke Partners

443-213-0506

Media Contact:

Cory Tromblee

Sam Brown Inc.

617-571-7220